Exhibit 5.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

ONE MANHATTAN WEST

NEW YORK, NY 10001-8602

TEL: (212) 735-3000

FAX: (212) 735-2000

www.skadden.com

March 13, 2024

NaaS Technology Inc.

Newlink Center, Area G, Building

Huitong Times Square

No.1 Yaojiayuan South Road,

Chaoyang District, Beijing, 100024

The People’s Republic of China

Re:	NaaS Technology Inc.

Ladies and Gentlemen:

We have acted as special United States counsel to NaaS Technology Inc., a company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the Securities Purchase Agreement, dated March 12, 2024 (the “Purchase Agreement”), between Highbridge Tactical Credit Master Fund, L.P., Highbridge Tactical Credit Institutional Fund, Ltd. and the Company, relating to the sale by the Company to Highbridge Tactical Credit Master Fund, L.P. and Highbridge Tactical Credit Institutional Fund, Ltd. of an aggregate of 4,761,905 of the Company’s American depositary shares (the “Offer ADSs”), each representing ten Class A ordinary shares of the Company, par value US$0.01 per share (the “Shares”), and an aggregate of 4,761,905 of the Company’s warrants (the “Offer Warrants,” and together with the Offer ADSs, the “Offer Securities”), each exerciseable for one American depositary share, pursuant to the Registration Statement (as defined below). In consideration of the services provided by A.G.P./Alliance Global Partners (the “Agent”) under the engagement letter, dated February 1, 2024 (the “Letter Agreement”), between the Agent and the Company, the Company has agreed to pay the Agent and/or its designees warrants (the “Agent Warrants,” and together with the Offer Securities, the “Securities”), each exerciseable for one American depositary share, to purchase a number of the Company’s American depositary shares equal to five percent of the total number of Offer ADSs.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the registration statement on Form F-3 (File No. 333-273515) of the Company relating to ordinary shares, warrants and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on July 28, 2023 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), and Pre-Effective Amendment No. 1 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations, and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on September 21, 2023 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b) the prospectus dated August 31, 2023 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) an executed copy of the Purchase Agreement;

(d) an executed copy of the Letter Agreement; and

(e) executed copies of the warrant certificates relating to the Offer Warrants and the Agent Warrants (the “Warrant Certificates”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Transaction Documents.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the “Opined-on Law”).

As used herein, “Transaction Documents” refers to the Purchase Agreement, the Letter Agreement and the Warrant Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

The Warrant Certificates constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinion stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinion stated herein is limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) the opinion stated herein is limited to the agreements and documents specifically identified in the opinion contained herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto);

(e) we do not express any opinion with respect to the enforceability of any provision contained in the Transaction Documents relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(f) we call to your attention that irrespective of the agreement of the parties to the Transaction Documents, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to the Transaction Documents;

(g) we call to your attention that the opinion stated herein is subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(h) the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(i) we call to your attention that under Section 5-1402 of the New York General Obligations Law an action may be maintained by or against a foreign corporation, a non-resident or a foreign state only if the action or proceeding arises out of or relates to a contract, agreement or undertaking and accordingly we do not express any opinion to the extent any provision extends to any dispute not arising out of or relating to the contractual relationship, whether in tort, equity or otherwise;

(j) we have assumed that the method of service of process under the Warrant Certificate is reasonably calculated to give notice of such service at the time such service is effected;

(k) we do not express any opinion whether the execution or delivery of any Transaction Document by the Company or the performance by the Company of its obligations under any Transaction Document will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries; and

(l) this opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

In addition, in rendering the foregoing opinion we have assumed that:

(a) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Documents;

(c) each of the Transaction Documents has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations under the Transaction Documents: (i) conflicts or will conflict with the organizational documents of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 20-F for the year ended December 31, 2022), (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to Opined-on Law); and

(e) neither the execution and delivery by the Company of the Transaction Documents nor the enforceability of the Transaction Documents against the Company requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus supplement to the Base Prospectus relating to the Securities to be filed pursuant to Rule 424(b) of the Rules and Regulations. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 6-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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